    As filed with the Securities and Exchange Commission on November 30, 2001
                                              Registration No. 333-_____________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933


                          CREDENCE SYSTEMS CORPORATION
               (Exact name of issuer as specified in its charter)

          Delaware                                        94-2878499
(State or other jurisdiction                   (IRS Employer Identification No.)
of incorporation or organization)

                               215 Fourier Avenue
                            Fremont, California 94539
               (Address of principal executive offices) (Zip Code)


                 FLUENCE TECHNOLOGY, INC. 1997 STOCK OPTION PLAN
             OPMAXX, INC. 1997 STOCK OPTION/STOCK ISSUANCE PLAN PLAN
              CREDENCE SYSTEMS CORPORATION 1993 STOCK OPTION PLAN
          CREDENCE SYSTEMS CORPORATION SUPPLEMENTAL STOCK OPTION PLAN
                            (Full title of the plans)

                                Byron W. Milstead
                       Vice President and General Counsel
                          Credence Systems Corporation
                               215 Fourier Avenue
                            Fremont, California 94539
                     (Name and address of agent for service)
                                 (510) 657-7400
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

                                                              Offering                                Amount of
                                           Amount to be        Price              Aggregate         Registration
Title of Securities to be Registered      Registered (1)      per Share         Offering Price          Fee
====================================================================================================================
Fluence Technology, Inc. 1997 Stock
Option Plan                                18,847 shares      $11.81 (2)        $  222,583.07 (2)   $    53.20
Common Stock, $0.01 par value

Opmaxx, Inc. 1997 Stock Option/Stock
Issuance Plan                              17,077 shares      $ 1.64 (2)        $   28,006.28 (2)   $     6.69
Common Stock, $0.01 par value

Credence Systems Corporation 1993 Stock
Option Plan
Common Stock, $0.01 par value           2,082,500 shares      $16.845(3)        $35,079,712.50 (3)  $ 8,384.05

Credence Systems Corporation Supplemental
Stock Option Plan
Common Stock, $0.01 par value             500,000 shares      $16.845(3)        $8,422,500.00 (3)   $ 2,012.98

                                           Total: 2,618,424               Aggregate Filing Fee:     $10,456.92
--------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement shall also cover any additional shares of Registrant's Common Stock which become issuable under the Fluence Technology, Inc. 1997 Stock Option Plan or the Opmaxx, Inc. 1997 Stock Option/Stock Issuance Plan, the Credence Systems Corporation 1993 Stock Option Plan or the Credence Systems Corporation Supplemental Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the weighted average exercise price per share of the outstanding options.

(3) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of the Common Stock of Credence Systems Corporation on November 29, 2001, as reported on the Nasdaq National Market.

                                     PART II

               Information Required in the Registration Statement

Item 3.  Incorporation of Certain Documents by Reference
         -----------------------------------------------

               Credence Systems Corporation (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended October 31, 2000 filed with the Commission on January 26, 2001;

         (b) The Registrant's Current Reports on Form 8-K filed with the Commission on May 17, 2001, June 4, 2001 and August 3, 2001;

         (c) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2001 filed with the Commission on March 15, 2001, for the fiscal quarter ended April 31, 2001 filed with the Commission on June 14, 2001 and for the fiscal quarter ended July 31, 2001, filed with the Commission on September 14, 2001;

         (d) The Registrant's Registration Statement No. 000-22366 on Form 8-A filed with the Commission on June 19, 1998, in which there is described the terms, rights and provisions applicable to the Registrant's Preferred Stock Purchase Rights, and;

         (e) The Registrant's Registration Statement No. 000-22366 on Form 8-A filed with the Commission on September 10, 1993, as amended on October 21, 1993, in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

               All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "1934 Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Capital Stock
         ----------------------------

               Inapplicable.

Item 5.  Interests of Named Experts and Counsel
         --------------------------------------

               Inapplicable.

Item 6.  Indemnification of Directors and Officers
         -----------------------------------------

               The provisions of Registrant's Amended and Restated Certificate of Incorporation limit the liability of Registrant's directors in certain instances. As permitted by the Delaware General Corporation Law, directors will not be liable to Registrant for monetary damages arising from a breach of their fiduciary duty as directors in certain circumstances. Such limitation does not affect the director's liability for any breach of his duty to Registrant or Registrant's stockholders (i) with respect to approval by the director of any transaction from which he derives an improper personal benefit, (ii) with respect to acts or omissions involving an absence of good faith, that he believes to be contrary to Registrant's best interests or the best interest of Registrant's stockholders, that involve intentional misconduct or a knowing and culpable violation of law, that constitute an unexcused pattern of inattention that amounts to an abdication of his duty to Registrant or Registrant's stockholders, or that show a reckless disregard for his duty to Registrant or Registrant's stockholders in circumstances in which he was, or should have been, aware, in the ordinary course of performing his duties, of a risk of serious injury to Registrant or Registrant's stockholders, or (iii) based on transactions between Registrant and Registrant's directors or another corporation with interrelated directors or on improper distributions, loans, or guarantees under applicable sections of the Delaware General Corporation Law. Such limitation of liability also does not affect the availability of equitable remedies such as injunctive relief or rescission, although in certain circumstances equitable relief may not be available as a practical matter. The limitation may relieve the directors of monetary liability to Registrant for grossly negligent conduct, including conduct in situations involving attempted takeovers.

               Registrant's Amended and Restated Certificate of Incorporation and Bylaws provide that Registrant shall indemnify Registrant's directors and may indemnify Registrant's officers to the fullest extent permitted by Delaware law, including circumstances in which indemnification is otherwise discretionary under Delaware law. Registrant has entered into separate indemnification agreements with Registrant's directors and officers, which may require Registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. To the extent Registrant may be required to make substantial payments under the indemnification agreements that are not covered by insurance, Registrant's available cash and stockholder's equity would be adversely affected.

Item 7.  Exemption from Registration Claimed
         -----------------------------------

               Inapplicable.

Item 8.  Exhibits
         --------

 Exhibit Number       Exhibit
 --------------       -------

    4                 Instruments Defining Rights of Stockholders. Reference is
                      made to Registrant's Registration Statement No. 000-22366
                      on Form 8-A, and the exhibits thereto, and Amendment No. 1 thereto, which are incorporated herein by reference
                      pursuant to Items 3(d) and 3(e) of this Registration
                      Statement.
    5                 Opinion of Brobeck, Phleger & Harrison LLP.
    23.1              Consent of Ernst & Young LLP, Independent Auditors.
    23.2              Consent of Brobeck, Phleger & Harrison LLP is contained in
                      Exhibit 5.
    24                Power of Attorney. Reference is made to page II-4 of this
                      Registration Statement.
    99.1              Fluence Technology, Inc. 1997 Stock Option Plan
    99.2              Fluence Technology, Inc. 1997 Stock Option Plan Form of
                      Stock Option Agreement
    99.3              Opmaxx, Inc. 1997 Stock Option/Stock Issuance Plan
    99.4              Opmaxx, Inc. 1997 Stock Option/Stock Issuance Plan Form of
                      Notice of Grant
    99.5              Form of Assumption Agreement
    99.6              Credence Systems Corporation Supplemental Stock Option
                      Plan*
    99.7              Credence Systems Corporation 1993 Stock Option Plan*
-------------
*    Exhibits 99.6 and 99.7 are incorporated herein by reference to Exhibits
     99.1 and 99.2, respectively, of the Registrant's Form S-8 filed with the Commission on November 21, 2000.

Item 9.  Undertakings.
         ------------

           A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement; (i) to include any prospectus required by
Section 10(a)(3) of the Securities Act of 1933, as amended (the "1933 Act"),
(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided,
                                                                    --------
however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
Section 15(d) of the 1934 Act that are incorporated by reference into the registration statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold upon the termination of the Fluence Technology, Inc. 1997 Stock Option Plan, the Opmaxx, Inc. 1997 Stock Option/Stock Issuance Plan, the Credence Systems Corporation 1993 Stock Option Plan, or the Credence Systems Corporation Supplemental Stock Option Plan.

           B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 above or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on this 29th day of November, 2001.

                                      Credence Systems Corporation



                                      By: /s/ Graham J. Siddall
                                          --------------------------------------
                                          Dr. Graham J. Siddall
                                          Chairman of the Board and
                                          Chief Executive Officer

                                POWER OF ATTORNEY
                                -----------------

KNOW ALL MEN BY THESE PRESENTS:

           That the undersigned officers and directors of Credence Systems Corporation, a Delaware corporation, do hereby constitute and appoint Dr. Graham
J. Siddall and John R. Detwiler, and each of them, the lawful attorneys and agents, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

           IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

           Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signatures                           Title                                            Date
----------                           -----                                            ----

/s/ Graham J. Siddall                Chairman of the Board and                     November 29, 2001
---------------------------------
Dr. Graham J. Siddall                Chief Executive Officer



/s/ John R. Detwiler                 Senior Vice President, Chief Financial        November 29, 2001
---------------------------------
John R. Detwiler                     Officer and Secretary
                                     (Principal Financial and Accounting Officer)

Signatures                                Title                Date
----------                                -----                ----

/s/ William G. Howard, Jr.                Director             November 29, 2001
---------------------------------------
William G. Howard, Jr.


/s/ Jos. C. Henkens                       Director             November 29, 2001
---------------------------------------
Jos C. Henkens


/s/ Bernard V. Vonderschmitt              Director             November 29, 2001
---------------------------------------
Bernard V. Vonderschmitt


/s/ Henk J. Evenhuis                      Director             November 29, 2001
---------------------------------------
Henk J. Evenhuis


/s/ Jon D. Tompkins                       Director             November 29, 2001
---------------------------------------
Jon D. Tompkins


/s/ Thomas R. Franz                       Director             November 29, 2001
---------------------------------------
Tom Franz


/s/ Michael Bosworth                      Director             November 29, 2001
---------------------------------------
Michael Bosworth

                                  EXHIBIT INDEX
                                  -------------

   Exhibit
   Number             Exhibit
   ------             -------

    4            Instruments Defining Rights of Stockholders. Reference is made to Registrant's Registration Statement No. 000-22366 on Form
                 8-A, and the exhibits thereto, and Amendment No. 1 thereto, which are incorporated herein by reference pursuant to Items
                 3(d) and 3(e) of this Registration Statement.
    5            Opinion of Brobeck, Phleger & Harrison LLP.
    23.1         Consent of Ernst & Young LLP, Independent Auditors.
    23.2         Consent of Brobeck, Phleger & Harrison LLP is contained in
                 Exhibit 5.
    24           Power of Attorney. Reference is made to page II-4 of this
                 Registration Statement.
    99.1         Fluence Technology, Inc. 1997 Stock Option Plan
    99.2         Fluence Technology, Inc. 1997 Stock Option Plan Form of Stock
                 Option Agreement
    99.3         Opmaxx, Inc. 1997 Stock Option/Stock Issuance Plan
    99.4         Opmaxx, Inc. 1997 Stock Option/Stock Issuance Plan Form of
                 Notice of Grant
    99.5         Form of Assumption Agreement
    99.6         Credence Systems Corporation Supplemental Stock Option Plan*
    99.7         Credence System Corporation 1993 Stock Option Plan*
-----------
*    Exhibits 99.6 and 99.7 are incorporated herein by reference to Exhibits
     99.1 and 99.2, respectively, on the Registrant's Form S-8 filed with the Commission on November 21, 2000.